UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Form 8-K filed November 20, 2006, the Board of Directors of FBL Financial Group, Inc. has appointed James W. Noyce to succeed William J. Oddy as Chief Executive Officer, and James P. Brannen to succeed Mr. Noyce as Chief Financial Officer and Chief Administrative Officer. The change in titles and duties was effective January 1, 2007. Mr. Oddy will remain an employee of the Company, and a member of the Board, through his retirement date of March 1, 2007.

Compensation arrangements for Mr. Noyce in 2007 include an annual base salary of $600,000 and the availability of annual bonus with a target level of 80%, and a maximum level of 160%, of base salary under the Management Performance Plan, depending upon Company performance of predetermined goals. He will also receive stock options at the Company’s normal January grant date with a grant date fair value of approximately $450,000, and a performance based restricted stock grant at the Company’s normal February grant date with a grant date fair value of $900,000; the expectation of the Board is that in normal circumstances approximately 50% of the restricted shares will be earned.. Mr. Noyce retains his Change in Control Agreement dated April 22, 2002 which includes a three times salary and bonus multiplier.

Compensation arrangements for Mr. Brannen in 2007 include an annual base salary of $340,000 and the availability of annual bonus with a target level of 50%, and a maximum level of 100%, of base salary under the Management Performance Plan, depending upon Company performance of predetermined goals. He will also receive stock options and restricted stock grants at the Company’s normal January grant date with a grant date fair value of approximately $170,000, and a performance based restricted stock grant at the Company’s normal February grant date with a grant date fair value of $340,000; the expectation of the Board is that in normal circumstances approximately 50% of the restricted shares will be earned. Mr. Brannen’s Change in Control Agreement has been amended to increase its scope from twice salary and bonus to three times salary and bonus.

Descriptions of the Company’s management performance plan, of the stock compensation plan under which options and restricted stock are granted, and of the change in control agreements available to the executive officers, are incorporated by reference from the Company’s definitive proxy statement filed March 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

January 3, 2007	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer and Chief Administrative Officer